                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[x]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      Coddle Creek Financial Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                         CODDLE CREEK FINANCIAL CORP.
                             347 North Main Street
                       Mooresville, North Carolina 28115
                                (704) 664-4888


                 NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held on April 20, 2000


     NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders (the "Annual Meeting") of Coddle Creek Financial Corp. (the "Company") will be held on April 20, 2000, at 11:00 a.m., Eastern Time, at the main office of the Company at 347 North Main Street, Mooresville, North Carolina.

     The Annual Meeting is for the purpose of considering and voting upon the following matters:

     1. To elect six persons who will serve as directors of the Company until the 2000 Annual Meeting of stockholders or until their successors are duly elected and qualified;

     2. To ratify the selection of McGladrey & Pullen LLP as the independent auditor for the Company for the fiscal year ending December 31, 2000; and

     3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to be considered at the Annual Meeting.

     The Board of Directors has established March 10, 2000, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. In the event there are not sufficient shares present in person or by proxy to constitute a quorum at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company.


                                    By Order of the Board of Directors


                                    /s/ Billy R. Williams
                                    Billy R. Williams
                                    Secretary

Mooresville, North Carolina
March 20, 2000


A form of proxy is enclosed to enable you to vote your shares at the Annual Meeting. You are urged, regardless of the number of shares you hold, to complete, sign, date and return the proxy promptly. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

                         CODDLE CREEK FINANCIAL CORP.


                                PROXY STATEMENT
                      2000 ANNUAL MEETING OF STOCKHOLDERS
                                April 20, 2000



               SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

General

     This Proxy Statement is being furnished to stockholders of Coddle Creek Financial Corp. (the "Company") in connection with the solicitation by the board of directors of the Company (the "Board of Directors" or "Board") of proxies to be used at the 2000 Annual Meeting of Stockholders (the "Annual Meeting") to be held on April 20, 2000, at 11:00 a.m., Eastern Time, at the main office of the Company at 347 North Main Street, Mooresville, North Carolina, and any adjournments thereof. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about March 20, 2000. The Company's office is located at 347 North Main Street, Mooresville, North Carolina 28115 and its telephone number is (704) 664-4888.

     Other than the matters listed on the attached Notice of 2000 Annual Meeting of Stockholders, the Board of Directors knows of no matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxyholders discretionary authority to vote the shares represented thereby in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof.

Revocability of Proxy

     A proxy may be revoked at any time prior to its exercise by the filing of a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a beneficial owner of shares of the Company's outstanding common stock (the "Common Stock") that are not registered in your own name, you will need appropriate documentation from the holder of record of your shares to vote personally at the Annual Meeting.

Solicitation

     The Company will pay the cost of preparing, assembling and mailing this Proxy Statement and other proxy solicitation expenses, if any. In addition to the use of the mail, proxies may be solicited personally or by telephone by directors, officers and regular employees of the Company and its wholly-owned savings bank subsidiary, Mooresville Savings Bank, Inc., SSB (the "Bank"), without additional compensation therefor. Brokerage houses and nominees have been requested to forward these proxy materials to the beneficial owners of shares held of record by such persons, and upon request, the Company will reimburse such persons for their reasonable out-of-pocket expenses in doing so.

Voting Securities and Vote Required for Approval

     Regardless of the number of shares of Common Stock owned, it is important that stockholders be present in person or represented by proxy at the Annual Meeting. Stockholders are requested to vote by completing, signing, dating and returning the enclosed proxy in the enclosed postage-paid envelope. Any stockholder may vote for, against, or withhold authority to vote on any matter to come before the Annual Meeting. If the enclosed proxy is properly completed, signed, dated and returned, and not revoked, it will be voted in accordance with the instructions therein. If a proxy is returned with no instructions given, the proxy will be voted FOR all of the matters described in this Proxy
                        ---

Statement calling for a vote of the stockholders. If instructions are given with respect to some but not all proposals, such instructions as are given will be followed and the proxy will be voted FOR the proposals on which no
                                        ---
instructions are given.

     The close of business on March 10, 2000 has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of those stockholders of record entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. As of the Record Date, the Company had outstanding 699,156 shares of Common Stock. Each share of Common Stock entitles its owner to one vote on each matter calling for a vote of stockholders at the Annual Meeting.

     The presence, in person or by proxy, of the holders of at least a majority of shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Since many of our stockholders cannot attend the Annual Meeting, it is necessary that a large number be represented by proxy. Accordingly, the Board of Directors has designated proxies to represent those stockholders who cannot be present in person and who desire to be so represented. In the event there are not sufficient stockholders present, in person or by proxy, to constitute a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

     In order to be elected, a nominee need only receive a plurality of the votes cast in the election of the applicable class of directors for which he has been nominated. As a result, those persons nominated for election who receive the largest number of votes will be elected as directors. Accordingly, shares not voted for any reason with respect to any one or more nominees will not be counted as votes against such nominees. No stockholder has the right to cumulatively vote his or her shares in the election of directors.

     The proposals to ratify the appointment of the Company's independent auditor for the year ending December 31, 2000 will be approved if the votes cast in favor of the proposal exceed the votes cast opposing the proposal.

     Abstentions will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions will not be counted in tabulating the votes cast on any proposal submitted to the stockholders. Broker non-votes will not be counted either for determining the existence of a quorum or for tabulating votes cast on any proposal.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that any person who acquires the beneficial ownership of more than 5% of the Common Stock of the Company notify the Securities and Exchange Commission (the "SEC") and the Company. Following is certain information, as of the Record Date, regarding all persons or "groups", as defined in the Exchange Act, who held of record or who are known to the Company to own beneficially more than 5% of the Company's Common Stock.

                                       Amount and
                                       Nature of     Percentage
Name and Address                       Beneficial        of
of Beneficial Owner                  Ownership/1,2/   Class/3/
-------------------                  --------------  -----------
Claude U. Voils, Jr.                    85,919/4,5/       12.23%
221 South Academy Street
Mooresville, NC 28115

Jack G. Lawler                          85,919/4,5/       12.23%
1312 7/th/ Avenue, N.E.
Jacksonville, AL 36265

Donald R. Belk                          89,472/4,5,6/     12.74%
630 Belk Road
Mt. Ulla, NC 28125

Don E. Mills, Jr.                       76,398/4,7/       10.92%
121 Colony Drive
Mooresville, NC 28115

Salem Investment Counselors, Inc.       55,460/8/          7.93%
P.O. Box 25437
Winston-Salem, NC 27114-5427

___________________________________

/1/ Voting and investment power is not shared unless otherwise indicated.

/2/ Unless otherwise noted, all shares are owned directly or indirectly by the named individuals, by their spouses and minor children, or by other entities controlled by the named individuals.

/3/ Based upon a total of 699,156 shares of Common Stock outstanding at the Record Date.

/4/ Includes 75,198 allocated and unallocated shares of the Company's Common Stock held by the Mooresville Savings Bank, Inc., SSB Employee Stock Ownership Plan (the "ESOP"). Messrs. Voils, Lawler, Belk and Mills serve as the trustees of the ESOP, and the trustees of the ESOP share certain voting and investment power for such shares.

/5/ Includes (i) 3,372 shares of the Common Stock which may be purchased within 60 days of the Record Date by each of Messrs. Voils, Lawler and Belk pursuant to options granted under the Coddle Creek Financial Corp. Stock Option Plan (the "Stock Option Plan" or the "Plan"), and (ii) 1,349 shares of the Company's Common Stock awarded to each of Messrs. Voils, Lawler and Belk on January 26, 1999 under the Mooresville Savings Bank, Inc., SSB Management Recognition Plan (the "MRP"), 25% (337 shares) of which vested immediately upon grant, 25% of which vested on January 26, 2000, and 25% of which shall vest on each of January 26, 2001 and January 26, 2002.

/6/ Includes 1,553 shares owned by Mr. Belk's wife, for which Mr. Belk disclaims beneficial ownership.

/7/ Includes (i) 200 shares of the Common Stock which may be purchased within 60 days of the Record Date pursuant to options granted under the Company's Stock Option Plan and (ii) 400 shares of the Company's Common Stock awarded to Mr. Mills on January 26, 2000 under the MRP,

25% of which vested on January 26, 2000, and 25% of which shall vest on each anniversary thereafter until all such shares have vested on January 26, 2003.

/8/ Based upon the Schedule 13G filed February 22, 2000, Salem Investment Counsellors, Inc. ("Salem"), a registered investment advisor, is deemed to beneficially own 55,460 shares of the Company's common stock as of December 31, 1999, all of which are shares held in investment vehicles for which Salem serves as investment manager. Salem disclaims beneficial ownership of all such shares.

     Set forth below is certain information, as of the Record Date, regarding those shares of Common Stock owned beneficially by each of the members of the Board of Directors (including nominees for re-election at the Annual Meeting), each of the members of the board of directors of the Bank, certain executive officers of the Company and the Bank, and the directors and executive officers of the Company and the Bank as a group.

                                                    Amount and
                                                     Nature of        Percentage
                                                    Beneficial            of
Name and Address                                  Ownership/1,2/       Class/3/
----------------                                  ---------------    -----------
George W. Brawley, Jr.,President, Chief              31,907/4,5/         4.54%
Executive Officer and Chairman of the
Board of Directors of the Bank and the
Company, Nominee for Re-election
143 Bufflehead
Mooresville, NC 28115

Dale W. Brawley, Executive Vice                      20,121/5,6/         2.86%
President and Treasurer of the Bank and
the Company, Director of the Company,
Nominee for Re-election
523 Houston Road
Troutman, NC 28166

Claude U. Voils, Jr., Director of the Bank           85,919/7,8/        12.23%
and the Company, Nominee for Re-election
221 South Academy Street
Mooresville, NC 28115

Jack G. Lawler, Director of the Bank and             85,919/7,8/        12.23%
the Company, Nominee for Re-election
1312 7/TH/ Avenue, N. E.
Jacksonville, AL 36265

Donald R. Belk, Director of the Bank and             89,472/7,8,9/      12.74%
the Company, Nominee for Re-election
630 Belk Road
Mt. Ulla, NC 28125

Don E. Mills, Jr., Director of the Bank and          76,398/7,10/       10.92%
the Company, Nominee for Re-Election
121 Colony Drive
Mooresville, NC 28115

                                                    Amount and
                                                    Nature of       Percentage
                                                    Beneficial          of
Name and Address                                  Ownership/1,2/     Class/3/
----------------                                  ---------------   ----------
Billy R. Williams, Secretary and                      7,550/5,11/        1.08%
Controller of the Bank and the Company
143 Clark Branch Lane
Mooresville, NC 28115

Directors and Executive Officers as a               171,692/5,12/       23.86%
Group (7 Persons)

________________________________________

/1/  Voting and investment power is not shared unless otherwise indicated.

/2/ Unless otherwise noted, all shares are owned directly or indirectly by the named individuals, their spouses and/or minor children, or other entities controlled by the named individuals at the Record Date.

/3/ Based upon a total of 699,156 shares of Common Stock outstanding at the Record Date.

/4/ Includes (i) 4,215 shares of the Common Stock which may be purchased within 60 days of the Record Date pursuant to options granted under the Company's Stock Option Plan, (ii) 6,745 shares of the Company's Common Stock awarded to Mr. G. Brawley on January 26, 1999 under the MRP, 25% (1,686 shares) of which vested immediately upon grant, 25% of which vested on January 26, 2000, and 25% of which shall vest on each of January 26, 2001 and January 26, 2002, (iii) 557 shares allocated to Mr. G. Brawley under the ESOP through December 31, 1998, and
(iv) 6,000 shares owned by Mr. G. Brawley's wife, for which Mr. G. Brawley disclaims beneficial ownership.

/5/ Excludes ESOP allocation during the fiscal year ending December 31, 1999 for each of Messrs. G. Brawley, D. Brawley and Williams as a result of information being unavailable at the mailing of this proxy statement.

/6/ Includes (i) 4,215 shares of the Common Stock which may be purchased within 60 days of the Record Date pursuant to options granted under the Company's Stock Option Plan, (ii) 3,297 shares of Common Stock held in the Bank's 401(k) Plan for the benefit of Mr. D. Brawley, (iii) 6,745 shares of the Company's Common Stock awarded to Mr. D. Brawley on January 26, 1999 under the MRP, 25% (1,686 shares) of which vested immediately, 25% of which vested on January 26, 2000, and 25% of which shall vest on each of January 26, 2001 and January 26, 2002, and (iv) 336 shares allocated to Mr. D. Brawley under the ESOP through December 31, 1998.

/7/ Includes 75,198 allocated and unallocated shares of the Company's Common Stock held by the Mooresville Savings Bank, Inc., SSB Employee Stock Ownership Plan (the "ESOP"). Messrs. Voils, Lawler, Belk and Mills serve as the trustees of the ESOP, and the trustees share certain voting and investment power for such shares.

/8/ Includes (i) 3,372 shares of the Common Stock which may be purchased within 60 days of the Record Date by each of Messrs. Voils, Lawler and Belk pursuant to options granted under the Company's Stock Option Plan, and (ii) 1,349 shares of the Company's Common Stock awarded to each of Messrs. Voils, Lawler and Belk on January 26, 1999 under the MRP, 25% (337 shares) of which vested immediately upon grant, and 25% of which shall vest on each of January 26, 2001 and January 26, 2002.

/9/ Includes 1,553 shares owned by Mr. Belk's wife, for which Mr. Belk disclaims beneficial ownership.

/10/ Includes (i) 200 shares of the Common Stock which may be purchased within 60 days of the Record Date pursuant to options granted under the Company's Stock Option Plan and (ii) 400 shares of the Company's Common Stock awarded to Mr. Mills on January 26, 2000 under the MRP, 25% of which vested on January 26, 2000, and 25% of which shall vest on each anniversary thereafter until all such shares have vested on January 26, 2003.

/11/ Includes (i) 1,686 shares of the Common Stock which may be purchased within 60 days of the Record Date pursuant to options granted under the Company's Stock Option Plan, (ii) 2,034 shares of the Common Stock held in the Bank's 401(k) Plan for the benefit of Mr. Williams, (iii) 2,697 shares of Common Stock awarded on January 26, 1999 under the MRP, 25% (674 shares) of which vested immediately upon grant, 25% of which vested on January 26, 1999, and 25% of which shall vest on each of January 26, 2001 and 2002, and (iv) 227 shares allocated to Mr. Williams under the ESOP through December 31, 1998.

/12/ The 75,198 shares held by the ESOP for which the trustees, Messrs. Voils, Lawler, Belk and Mills share voting and investment power have been included only once in the total number of shares owned beneficially by the directors and officers as a group.

     Willis L. Barnette served as a member of the Board of Directors until his death on May 31, 1999. At the time of his death, Mr. Barnette owned 7,349 (1.05%) shares of the Company's Common Stock.


            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of the Company's Common Stock, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during the fiscal year ended December 31, 1999, all of its executive officers and directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

                                  PROPOSAL 1
                             ELECTION OF DIRECTORS

Nominees

     The Articles of Incorporation and Bylaws of the Company provide that the number of directors of the Company shall not be less than five (5) nor more than fifteen (15). The exact number of directors shall be fixed from time to time by the Board of Directors. The Board of Directors has currently fixed the size of the Board at six (6) members.

     The Articles of Incorporation and Bylaws provide that, at all times that the number of directors is less than nine (9), each director shall be elected to a term ending as of the next succeeding annual meeting of shareholders or until his or her earlier death, resignation, retirement, removal or disqualification or until his or her successor shall be elected and shall qualify.

     The Board of Directors has nominated the six (6) persons named below for election as directors for the term specified or until their earlier death, resignation, retirement, removal or disqualification or until their successors are elected and qualify. All nominees currently serve as Directors of the Company.

     The persons named in the accompanying form of proxy intend to vote any shares of the Common Stock represented by valid proxies received by them to elect the six (6) nominees listed below as directors for the term expiring at the 2001 Annual Meeting of the shareholders, unless authority to vote is withheld or such proxies are revoked. In the event that any of the nominees should become unavailable to accept nomination or election, it is intended that the proxy holders will vote to elect in his stead such other person as the present Board of Directors may recommend or to reduce the number of directors to be elected at the Annual Meeting by the number of such persons unable or unwilling to serve (subject to the requirements of the Company's Articles of Incorporation and Bylaws). The present Board of Directors has no reason to believe that any of the nominees named herein will be unable to serve if elected to office. In order to be elected as a director, a nominee need only receive a plurality of the votes cast.

     The following table sets forth as to each nominee, his name, age, principal occupation during the last five years and the year he was first elected as a director of the Bank or the Company.

                         Age on
                      December 31,         Principal Occupation              Term     Director
Name                      1999            During Last Five Years            Expires   Since/1/
----                      ----           -----------------------            -------   --------
Donald R. Belk             68            President, E. F. Belk & Son          2000      1974
                                         Electrical Contractors

Dale W. Brawley            42            Executive Vice President and         2000      1997
                                         Treasurer of the Company and
                                         the Bank

George W. Brawley, Jr.     66            President, Chief Executive           2000      1968
                                         Officer and Chairman of the
                                         Board of Directors of the Bank
                                         and the Company

Jack G. Lawler             71            Retired President, Taltronics,       2000      1992
                                         division of Tally Industries, a
                                         precision instruments
                                         manufacturer

Don E. Mills, Jr.          42            Optometrist; Optometric Eye          2000      1999/2/
                                         Care Center

Claude U. Voils, Jr.       70            Retired Chemist; National Starch     2000      1970

___________________________

/1/ The date listed is the date each nominee, other than Dale Brawley, began serving on the Bank's board of directors. Dale Brawley is a member of the Company's Board of Directors but not a member of the Bank's board of directors.

/2/ Dr. Mills was elected to the Board of Directors by the remaining board members on September 13, 1999.

     George W. Brawley, Jr. is the father of Dale W. Brawley and the brother-in-law of Donald R. Belk. Dale W. Brawley is the nephew of Donald R. Belk.

     The Board of Directors recommends a vote FOR all of the listed nominees for
                                              ---
election as directors.

Board of Directors of the Bank

     The Bank currently has a five (5) member board of directors which is currently comprised of all of the same persons who are currently directors of the Company other than Dale W. Brawley.

Meetings of the Board and Committees of the Board

     The Board of Directors is scheduled to meet on a monthly basis or as needed. During fiscal 1999, the Board of Directors held 12 meetings. Each member of the Board of Directors attended at least 75% of the aggregate number of meetings of the Board of Directors, the Bank's board of directors and committees of both boards on which he served during the year ended December 31, 1999, or such portion of the year during which he served as a member of the Board of Directors.

     The Board of Directors has one standing committee -- the Audit Committee. The Audit Committee of the Board consists of all members of the Board of Directors, except George W. Brawley, Jr. and Dale W. Brawley. This committee is scheduled to meet quarterly to review and discuss the annual audit report from the Company's and the Bank's independent auditor, and it also meets on an as-needed basis. It is responsible for meeting with and retaining internal auditors, overseeing the adequacy of internal control, and ensuring compliance with the Bank's policies and procedures and with generally accepted accounting principles. The committee met four (4) times during the fiscal year ended December 31, 1999.

     The Bank's board of directors has appointed three standing committees to which certain responsibilities have been delegated -- the Audit Committee, Executive Committee and the Buildings and Grounds Committee. The members of the Company's Audit Committee also serve on the Bank's Audit Committee. The Bank's Audit Committee meets on an as-needed basis and performs similar functions as the Company's Audit Committee. The Bank's Audit Committee met four (4) times during the fiscal year ended December 31, 1999, one of which was a joint meeting with the Company's Audit Committee.

     The Executive Committee is composed of directors Voils, G. Brawley, Belk and Mills. The Executive Committee makes recommendations to the full board of directors of the Bank and acts on policies adopted by the board of directors of the Bank in the absence of a meeting of the entire board of directors. This committee meets on an as needed basis, and during the fiscal year ended December 31, 1999, the Executive Committee met one (1) time.

Directors' Compensation

     Directors' Fees. Members of the Board of Directors receive no fees or compensation for their service. However, all members of the Board of Directors, other than Dale Brawley, are also directors of the Bank and are compensated for that service. For their service on the Bank's board of directors, all members of the Bank's board receive $1,200 per month. No additional fees were paid for service on Board Committees.

     Deferred Compensation. Messrs. Belk, G. Brawley, Lawler, and Voils have entered into one or more unfunded deferred compensation agreements under seven
(7) substantially similar, but separate plans with the Bank under which the participating Directors have waived payment of their Board of Directors fees and specified amounts for a period of five or six years, depending upon the plan. Upon attaining 55, 65 or 70 years of age, depending upon the plan, the Directors will be eligible to receive a specified payment in equal monthly installments over a period of one hundred twenty (120) months. Such payment shall be made to the designated beneficiary of the Director should the Director die prior to attaining the age specified in the agreements. The agreements also provide for payments of benefits in the event the Director otherwise terminates his directorship, subject to a five year vesting schedule. Some agreements provide for the forfeiture of benefits in some circumstances. Certain unfunded deferred compensation agreements were amended in December, 1998 to defer payment until the participant reaches age 70 or retires, if earlier, and to increase the benefit by 5% for each year of deferral. Participants already receiving payments have been allowed to defer further payments until age 70 or retirement, if earlier.

     The Bank has purchased life insurance policies on the lives of the Directors to assist the Bank in meeting its obligations under the agreements. Mr. Voils has begun receiving monthly payments under some of his deferred compensation agreements. The total expense related to the Directors' deferred compensation arrangements was $61,808 in the fiscal year ended December 31, 1999.

     Retirement Plans. In addition, the Bank has entered into certain Retirement Plan Agreements with Messrs. Belk, G. Brawley and Voils. The agreements provide for a monthly payment of $1,000 upon retirement following a Director's attainment of age 65 (but no sooner than five years from the date of the Retirement Plan Agreement), death or disability. The agreements also provide for payment of benefits in the event the Director otherwise terminates his directorship subject to a vesting schedule. Payments under the agreements are to be made in equal monthly installments over a period of one hundred twenty (120) months. Payments under the Agreements to each of Messrs. G. Brawley, Belk and Voils began in November, 1998, and each of them received $2,000 during fiscal year 1998 under such agreements. Mr. Voils also received $9,135 during fiscal 1999. In December, 1998, the agreements were amended to provide for payment of the remainder of benefits upon the Director's attainment of age 70. As a result, Messrs. G. Brawley and Belk received no payments under the agreements during fiscal 1999. The Bank has purchased life insurance policies to assist the Bank in meeting its obligations under the Agreements. The Bank had no recorded expense related to the Directors' Retirement Plan Agreements in the fiscal year ended December 31, 1999 as a result of scheduled payments, which were previously expensed, being further deferred as a result the most recent amendments of the Retirement Plan Agreements.

     Stock Option Plan and Management Recognition Plan. Members of the Board of Directors participate in the Coddle Creek Financial Corp. Stock Option Plan (the "Stock Option Plan" or the "Plan") and the Mooresville Savings Bank, Inc. SSB Management Recognition Plan (the "MRP"), each of which were adopted by the stockholders on January 26, 1999, with certain amendments approved by the stockholders on April 21, 1999. Each of these plans are discussed more fully in the discussion entitled "Executive Compensation - Stock Option Plan" and "Executive Compensation - Management Recognition Plan" set forth below.

Executive Officers

     The following table sets forth certain information with respect to the persons who are executive officers of either the Company or the Bank or both.

                             Age on                                                      Employed By
                          December 31,        Positions and Occupations                the Bank or the
Name                          1999              During Last Five Years                 Company Since
----                      ------------        -------------------------                ---------------
George W. Brawley, Jr.        66              President Chief Executive Officer and        1957
                                              Chairman of the Board of Directors of
                                              the Company and the Bank

Dale W. Brawley               42              Executive Vice President and                 1980
                                              Treasurer of the Company and the
                                              Bank

Billy R. Williams             39              Secretary and Controller of the              1986
                                              Company and the Bank

     George W. Brawley, Jr., President, Chief Executive Officer and Chairman of the Board of Directors of the Company and the Bank, holds a fifty percent (50%) ownership interest in Mooresville Insurance Agency, Inc., an insurance agency which rents approximately 300 square feet of office space from, and places insurance coverage for, the Bank. Dale W. Brawley, Executive Vice President and Treasurer of the Company and the Bank and Director of the Company, holds a ten percent (10%) ownership interest in the insurance agency. Mr. G. Brawley's wife holds the remaining forty percent (40%) ownership interest in the insurance agency. Neither Mr. G. Brawley nor Mr. D. Brawley is active in the management of the insurance agency. Mooresville Insurance Agency, Inc. has rented space from the Bank since 1964 and has had a formal lease agreement since 1993. The lease was an arms-length agreement entered into by the Bank's board, with neither Mr.
G. Brawley nor D. Brawley participating in the discussion. The Bank's board feels that the rent approximates the fair value of the leased space. The insurance agency rents its office space from the Bank at the market rate for similar space in Mooresville, and the Bank's customers are not referred to the insurance agency. The insurance agency paid the Bank $1,185 and $1,185 in rent during the 1998 and 1999 fiscal years, respectively, and the insurance agency received approximately $3,986 and $2,513 in insurance commissions on the Bank's insurance coverage during the 1998 and 1999 fiscal years, respectively. The current lease between the insurance agency and the Bank terminates on November 30, 2002.

Executive Compensation

     The executive officers of the Company are not paid any cash compensation by the Company. However, the executive officers of the Company also are executive officers of the Bank and receive cash compensation from the Bank.

     The following table sets forth for the fiscal years ended December 31, 1999, 1998 and 1997 certain information as to the cash compensation received by and the amounts accrued for the benefit of George W. Brawley, the President and Chief Executive Officer of the Bank; Dale W. Brawley, the Executive Vice President and Treasurer of the Bank; and Billy R. Williams, the Secretary and Controller of the Bank. No other executive officer of the Bank had cash compensation during the year ended December 31, 1999 that exceeded $100,000 for services rendered in all capacities to the Bank.

                                                    Annual Compensation                       Long Term  Compensation Awards
                                          ---------------------------------------   ---------------------------------------------
                                                                                                       Securities
                                                                                                  Underlying Options/
                                                                                                  Stock Appreciation
                                                                     Other Annual    Restricted          Rights
  Name And                 Year Ending                               Compensation       Stock           ("Sars")        All Other
Principal Position         December 31,    Salary         Bonus          ($)/1/        Awards/2/      (in Shares)     Compensation
------------------         ------------    ------         -----          ------        ---------      -----------     ------------
George W. Brawley, Jr.        1999       $ 181,740/3/    185,928/4/      -----      $ 321,247/5/   16,862/16,862/6/ $  (43,029)/7,8/
President, Chief Executive
Officer and Chairman of       1998       $ 164,644/9/   $ 35,136         -----       --------         ----------    $  218,894/10/
the Board of Directors
                              1997       $ 154,700/11/  $ 20,560/12/     -----       --------         ----------    $  307,339/13/

Dale W. Brawley, Executive    1999       $ 101,100/14/  $167,493/15/     -----      $ 321,247/5/   16,862/16,862/6/ $   69,467/8,15/
Vice President, Treasurer
and Director                  1998       $  90,723/16/  $ 28,720         -----       --------         ----------    $   67,650/17/

                              1997       $  91,100/18/  $ 14,336/19/     -----       --------         ----------    $   57,121/20/

Billy R. Williams,            1999       $  70,000/21/  $ 67,699/22/     -----      $ 128,461/23/    6,745/6,745/6/ $   12,654/8,24/
Secretary and Controller
                              1998       $  56,669      $ 13,948         -----             --         ----------    $   23,012/25/

                              1997       $  52,800      $ 10,696         -----             --         ----------    $    9,603/26/

_____________________
Footnotes on following page

/1/Under the "Other Annual Compensation" category, perquisites for the fiscal years ended December 1999, 1998 and 1997 did not exceed the lesser of $50,000 or 10% of salary and bonus as reported for Messrs. G. Brawley and Williams.

/2/At the end of the fiscal year ended December 31, 1999, Messrs. G. Brawley,
D. Brawley and Williams had 5,059, 5,059 and 2,023 shares of Common Stock (respectively), which had not vested under the MRP, which had a market value of $150,506, $150,506 and $60,184, respectively, based upon the $29.75 per share market price at the close of December 31, 1999. Messrs. G. Brawley, D. Brawley and Williams have rights of ownership with respect to such restricted shares granted, including the right to receive dividend. Each person received the $17.18 per share return of capital dividend declared August 17, 1999 on his restricted shares. For further information regarding such restricted stock, See footnotes 5 and 22 below.

/3/Includes (a) $14,400 in directors fees, (b) $300 in real estate appraisal fees paid to Mr. G. Brawley in the fiscal year ended December 31, 1999, and (c) $13,920 deferred until the fiscal year ending December 31, 2000.

/4/$107,061 represents 1,686 of the 6,745 shares of the Common Stock awarded to Messrs. G. Brawley and D. Brawley on January 26, 1999 under the MRP, which vested immediately upon grant and had a market value of $63.50 per share on the date of grant.

/5/Represents 5,059 shares of the 6,745 shares of the Common Stock awarded to Messrs. G. Brawley and D. Brawley under the MRP, which did not vested under the MRP on the date of grant (January 26, 1999). The restricted shares of the Common Stock had a market value of $63.50 per share on the date of grant and $29.75 per share as of December 31, 1999. Twenty-five percent (25%) of the shares granted vested on the date of grant (January 23, 1999), and the shares will continue to vest at 25% each year thereafter until all such shares are vested on January 26, 2002. Messrs.. G. Brawley and D. Brawley has rights of ownership with respect to the shares granted, including the right to receive dividends.

/6/The options granted pursuant to the Company's Stock Option Plan entitles Messrs. G. Brawley, D. Brawley and Williams to purchase, at any time after vesting and before October 20, 2009, shares of the Common Stock in exchange for an exercise price of $31.00 per share, which represents the fair market value of the shares on the date of grant. These options begin vesting 25% on the date of grant and will continue to vest at 25% each year thereafter until all such options are vested on October 20, 2002. Under the Stock Option Plan, options become 100% vested upon certain events, including the death or disability of the holder. In tandem with the options, Messrs. G. Brawley, D. Brawley and Williams was granted stock appreciation rights ("SARs"), which vest in the same quantity and on the same schedule as the options. See "Executive Compensation - Stock Option Plan" for information about the terms of the Stock Option Plan, including a further description of the SARs.

/7/As a result of amendments to various compensation, directors retirement and supplemental income agreements established for the benefit of Mr. G. Brawley which postponed the date payments would begin under such plans, expenses previously accrued under the prior accelerated payment schedule were credited to the Bank resulting in a net credit of $54,490 under such plans. This credit is offset by the $11,460 contributed to the Bank's 401(k) and the Non-qualified Excess Benefit Plan for the benefit of Mr. G. Brawley.

/8/Excludes allocation of ESOP shares during the fiscal year ending December 31, 1999 to Mr. G. Brawley, Mr. D. Brawley and Mr. Williams with a market value of $29.75 per share as of December 31, 1999, due to that information being unavailable at date of mailing of this proxy statement.

/9/Includes (a) $14,400 in directors fees (of which $3,600 was deferred) and (b) $6,200 in real estate appraisal fees paid to Mr. G. Brawley in the fiscal year ended December 31, 1998.

/10/Includes (a) $174,250 accrued under various deferred compensation, salary continuation, Directors' retirement and supplemental income agreements established for the benefit of Mr. G. Brawley, and (b) $11,563 contributed to the Bank's 401(k) and the Non-Qualified Excess Benefit Plan for the benefit of Mr. G. Brawley. Also includes 575 shares of Common Stock of the Company with a market value of $33,081 (originally estimated as$34,534) as of December 31, 1998 which were allocated to Mr. G. Brawley under the ESOP for the year.

/11/Includes (a) $14,400 in directors fees (of which $3,600 was deferred) and
(b) $8,300 in real estate appraisal fees paid to Mr. G. Brawley in the fiscal year ended December 31, 1997.

/12/Includes $10,000 bonus awarded in connection with the conversion of the Bank from a North Carolina chartered mutual savings bank to a North Carolina chartered stock savings bank which was consummated on December 30, 1997 (the "Conversion").

/13/Includes (a) $137,887 accrued under various deferred compensation, salary continuation, Directors' retirement and supplemental income agreements established for the benefit of Mr. G. Brawley; (b) $11,808 contributed to the Bank's 401(k) and the Non-Qualified Excess Benefit Plan for the benefit of Mr.
G. Brawley; (c) $645 expensed in connection with the establishment of the ESOP; and (d) $156,999 contributed to the Bank's Defined Benefit Pension Plan for the benefit of Mr. G. Brawley. The Defined Benefit Plan was terminated effective October 20, 1997.

/14/Includes (a) $300 in real estate appraisal fees paid to Mr. D. Brawley in the fiscal year ended December 31, 1999 and (b) $8,400 deferred until fiscal year ending December 31, 2000.

/15/Includes (a) $62,551 accrued under various deferred compensation, salary continuation, and supplemental income agreements established for the benefit of Mr. D. Brawley, and (b) $6,916 contributed to the Bank's 401(k) and the Non-Qualified Excess Benefit Plan for the benefit of Mr. D. Brawley.

/16/Includes $6,200 in real estate appraisal fees paid to Mr. D. Brawley in the fiscal year ended December 31, 1998.

/17/Includes (a) $40,709 accrued under various deferred compensation, salary continuation, and supplemental income agreements established for the benefit of Mr. D. Brawley, and (b) $6,978 contributed the Bank's 401(k) and the Non-Qualified Excess Benefit Plan for the benefit of Mr. D. Brawley. Also includes 347 shares of Common Stock of the Company with a market value of $19,963 (previously estimated as $20,832) as of December 31, 1998 that were allocated to Mr. D. Brawley under the ESOP for the year.

/18/Includes (a) $3,600 deferred into certain deferred compensation arrangements and (b) $8,300 in real estate appraisal fees paid to Mr. D. Brawley in the fiscal year ended December 31, 1997.

/19/Includes $8,000 bonus paid in connection with the Conversion.

/20/Includes (a) $37,887 accrued under various deferred compensation, salary continuation, and supplemental income agreements established for the benefit of Mr. D. Brawley; (b) $7,148 contributed to the Bank's 401(k) and the Non-Qualified Excess Benefit Plan for the benefit of Mr. D. Brawley; (c) $400 expensed in connection with the establishment of the ESOP; and (d) $11,686 contributed to the Bank's Defined Benefit Pension Plan for the benefit of Mr. D. Brawley. The Defined Benefit Plan was terminated effective October 20, 1997.

/21/Includes $5,833 deferred until the fiscal year ending December 31, 2000.

/22/$42,799 represents 674 of the 2,697 shares of the Common Stock awarded to Mr. Williams on January 26, 1999 under the MRP, which vested immediately upon grant and at a market value of $63.50 per share on the date of grant.

/23/Represents 2,023 shares of the Common Stock of the 2,697 shares awarded to Mr. Williams under the MRP, which did not vest under the MRP on the date of grant (January 26, 1999). The restricted shares of the Common Stock had a market value of $63.50 per share on the date of grant and $29.75 per share as of December 31, 1999. Twenty-five percent (25%) of the shares granted vested on the date of grant (January 23, 1999), and the shares will continue to vest at 25% each year thereafter until all such shares are vested on January 26, 2002. Mr. Williams has rights of ownership with respect to the shares granted, including the right to receive dividends.

/24/Includes (a) $8,010 accrued under a supplemental income agreement with the Bank and (b) $4,644 contributed to the Bank's 401(k) and the Non-Qualified Excess Benefit Plan for the benefit of Mr. Williams.

/25/Includes (a) 4,923 accrued under a supplemental income agreement with the Bank, and (b) $4,685 contributed to the Bank's 401(k) and the Non-Qualified Excess Benefit Plan for the benefit of Mr. Williams. Also includes 233 shares of stock with a market value of $13,404 for the 1998 fiscal year.

/26/Includes (a) $4,591 accrued under a supplemental income agreement with the Bank, (b) $4,754 contributed to the Bank's 401(k) and the Non-Qualified Excess Benefit Plan for the benefit of Mr. Williams, and (c) $258 expensed in connection with the establishment of the ESOP.


     Bonus Compensation. Employees receive annual discretionary holiday bonuses, which during fiscal years 1999, 1998 and 1997 totaled $55,172, $60,774, and $54,000, respectively, in the aggregate paid for all employees. The Bank anticipates that discretionary bonuses will continue to be paid to its employees in the future. However, as is the case with the Bank's compensation arrangements in general, the Bank's bonus compensation is subject to regulatory oversight, and therefore, could be changed in the future in response to regulatory requirements or otherwise. The amounts of the year-end bonuses paid to Messrs. George Brawley, Dale Brawley and Billy Williams during fiscal 1999 in connection with the Bank's fiscal 1998 performance were 24,000, 22,000 and 20,000, respectively. The executive officers of the Bank also received a year-end bonus for the fiscal year 1999 which was paid by the Bank during fiscal 2000.

     Deferred Compensation, Supplemental Income and Salary Continuation Agreements. The Bank has entered into three separate but substantially similar deferred compensation agreements with Dale W. Brawley, Executive Vice President and Treasurer. The terms of these agreements are generally described in "Directors Compensation," as are the terms of George W. Brawley, Jr.'s six deferred compensation agreements; however, unlike the terms of the agreements for the directors, Mr. D. Brawley's agreements were not amended in December 1998. During the fiscal years ended December 31, 1999, the Bank accrued $8,061 towards the cost of the benefits to be provided to Mr. G. Brawley and Mr. D. Brawley under these agreements.

     The Bank has also entered into separate salary continuation agreements with Mr. G. Brawley, Mr. D. Brawley and eight other non-executive employees of the Bank. These agreements provide that the employee will receive a monthly payment of $834 for five years upon the later of retirement or reaching 65 years of age, for a total payment of $50,000. Mr. G. Brawley's agreement was amended in December 1998 to defer payment until he reaches age 70. In the event of the employee's death before all payments have been made, benefits would be payable to designated beneficiaries. In addition, if the employee should die prior to reaching 65 years of age, certain monthly payments would be made for a five-year period to designated beneficiaries. In the event the employee terminates his employment, for reasons other than death, prior to reaching 65 years of age, the monthly benefit payment would be reduced. The Bank has purchased life insurance on the lives of the participants to reimburse the Bank at the death of the participant for a part of the Bank's cost associated with the agreements. The annual life insurance premium associated with the agreements for Mr. G. Brawley and Mr. D. Brawley is $3,951 and $314, respectively. During the fiscal year ended December 31, 1999, the Bank accrued $604 towards the cost of the benefits to be provided to Mr. G. Brawley and Mr. D. Brawley under these agreements.

     In 1993, the Bank entered supplemental income agreements with Mr. G. Brawley, Mr. D. Brawley and Billy R. Williams, Secretary and Controller, and two other employees. These agreements provide that the employee will receive an annual retirement benefit at the earlier of age 60, if retired, or at age 65; however, Mr. G. Brawley's agreement was amended in December, 1998 to defer payment until Mr. G. Brawley reaches age 70. The annual benefit provided is $25,000, $15,000 and $7,900 for Mr. G. Brawley, Mr. D. Brawley and Mr. Williams,
respectively.   A death benefit payable to the beneficiary of the employee and a disability benefit, both equal to the retirement benefit, are also provided under the agreements. During the fiscal year ended December 31, 1999, the Bank accrued $24,206 towards the cost of the benefits to be provided to Mr. G. Brawley, Mr. D. Brawley and Mr. Williams under these agreements.

     Stock Option Plan. On January 26, 1999, the stockholders of the Company approved the Coddle Creek Financial Corp. Stock Option Plan, and certain amendments to the Plan were approved by stockholders on April 21, 1999. The Company has reserved 67,477 shares of its Common Stock for issuance upon the exercise of options that have been granted under the Stock Option Plan. All directors, officers, and employees of the Company, the Bank and any of the Bank's subsidiaries are eligible for participation in the Plan.

     The Stock Option Plan is administered by a committee of the Company's Board of Directors (the "Stock Option Plan Committee"). The Stock Option Plan Committee, in its sole discretion, determines who will participate in the Stock Option Plan. Options granted pursuant to the Stock Option Plan vests in accordance with each Optionee's Stock Option and Grant Agreement executed by such Optionee and the Company. Options become 100% vested upon death, disability, or termination of employment for any reason upon a change in control, as provided in the Stock Option Plan, if earlier.

     On October 20, 1999, the Stock Option Plan Committee granted options to purchase 58,136 shares of the Company's Common Stock to eligible participants of the Plan. No cash consideration was paid for the options. The awarded options have an exercise price of $31.00, the fair market value of the Common Stock on the date of grant. The exercise price may be paid either in cash, by check, bank draft or money order or, if permitted by the Committee, by delivering shares of Common Stock with a fair market value equal to the exercise price. Options granted under the Stock Option Plan have a term of ten (10) years and are not transferrable except upon death.

     Twenty-five percent (25%) of the options awarded to employees and officers of the Bank and the Company vested immediately upon grant (October 20, 1999), with 25% vesting on each anniversary date thereafter, so that all options awarded to such officers and employees will have vested no later than October 20, 2002. All stock options granted to non-employee members of the Board of Directors, other than Don E. Mills, Jr., vested immediately upon grant. Stock options granted to Mr. Mills vested 25% on the date of grant, with 25% vesting on each anniversary date thereafter, so that all stock options awarded to Mr. Mills will vest no later than October 20, 2002.

          The following table provides certain information with respect to the grant of stock options to certain executive officers made during fiscal year ended December 31, 1999. No options were exercised by any of the foregoing persons during the fiscal year ended December 31, 1999.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                    Individual Grants
------------------------------------------------------------------------------------------
                               Number of      % of Total
                              Securities     Options/SARs     Exercise
                              Underlying      Granted to       or Base
                             Options/SARs     Employees         Price        Expiration
     Name                    Granted/(1)/   in Fiscal Year   ($/sh)/(2)/        Date
---------------------------  -------------  --------------   -----------  ----------------
George Brawley               16,862/16,862    35.71%/35.71%     $31.00     October 20, 2009

Dale Brawley                 16,862/16,862    35.71%/35.71%     $31.00     October 20, 2009

Billy Williams                 6,745/6,745    14.28%/14.28%     $31.00     October 20, 2009

                             Potential Realizable Value at assumed
                                   Annual Rates of Stock Price
                                 Appreciation for Option Term/(3)/
                          ------------------------------------------
     Name                       5%($)                     10%($)
----------------                -----                     ------
George Brawley                 328,776                    833,183

Dale Brawley                   328,776                    833,183

Billy Williams                 131,479                    333,194

/(1)/ Twenty-five percent (25%) of the options vested upon grant (October 20, 1999), and 25% will vest each year thereafter until all such options are fully vested on October 20, 2002.

/(2)/ Represents the closing selling price of the Company's Common Stock on Nasdaq on the date of grant (October 20, 1999).

/(3)/ Calculates the potential realizable value of the options granted assuming the market price of the underlying Common Stock appreciates in value from the date of grant to the end of the 10 year option term at the designated annualized rate.

     The following table also provides additional information with respect to outstanding stock options held by certain executive officers at the fiscal year ended December 31, 1999.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                                                       Value of Unexercised
                                                                Number of Unexercised                      in-the-Money
                             Shares Acquired   Value            Securities Underlying                     Options/SARs at
           Name                On Exercise    Realized       Options/SARs at FY-END/(1)/                    FY-End/(2)/
---------------------------  ---------------  --------      -----------------------------             ---------------------
                                                        Exercisable            Unexercisable       Exercisable       Unexercisable
                                                        -----------            --------------      -----------       -------------
George Brawley                      0            0      4,215/4,215             12,647/12,647         $ 0                   $ 0

Dale Brawley                        0            0      4,215/4,215             12,647/12,647         $ 0                   $ 0

Billy R. Williams                   0            0      1,686/1,686               5,059/5,059         $ 0                   $ 0


/(1)/ All stock options were granted on October 20, 1999, and 25% were vested immediately on that date.

/(2)/ Dollar amounts shown represent the value of stock options held as of December 31, 1999. Options are considered to be "in-the-money" if the fair market value of the Company's common stock exceeds the exercise or base price of the shares subject to the options at the fiscal year end (December 31, 1999). At December 31, 1999, the exercise price of the stock options was $31.00, and the closing market price per share for the Common Stock as reported by Nasdaq was $29.75.


          Options granted under the Stock Option Plan were granted in tandem with stock appreciation rights, pursuant to which Optionees have the right to surrender exercisable options in exchange for payment by the Company of an amount equal to the excess of the market value of shares of the Common Stock subject to the surrendered options over the exercise price of the surrendered options. At the discretion of the Stock Option Plan Committee, this payment may be made in cash or in shares of Common Stock or in some combination of cash and Common Stock. Stock appreciation rights shall terminate upon exercise of the options to which they are attached. Stock appreciation rights are subject to the same vesting and termination provisions as are applicable to the stock options to which they are attached.

          Under the terms of the Stock Option Plan, the Board of Directors may award existing directors and employees cash payments at the time of payment of a dividend or other distribution with respect to the Common Stock. The cash payment shall equal the dividend or distribution paid per share multiplied by the number of shares of Common Stock subject to the non-forfeited, unexercised options held by such optionee. During the last three quarters for the fiscal year ended December 31, 1999, the Board of Directors awarded such cash payments to director and employee option holders at such times as dividends were paid with respect to the Common Stock.

          In the event of a stock split, reverse stock split or stock dividend, the number of shares of Common Stock under the Stock Option Plan, the number of shares to which any option relates and the exercise price per share under any option shall be adjusted to reflect such increase or decrease in the total number of shares of Common Stock outstanding. In addition, in the event the Company declares a special cash dividend or return of capital, the per share exercise price of all previously granted options which remain unexercised as of the date of such declaration may be proportionately adjusted to give effect to such special cash dividend or return of capital as of the date of payment of such special cash dividend or return of capital, subject to certain limitations.

     Management Recognition Plan. Pursuant to the Mooresville Savings Bank, Inc., SSB Management Recognition Plan, 26,979 shares of the Common Stock have been reserved for issuance pursuant to the terms of the MRP. The MRP is administered by committee of the Bank's Board of Directors (see "MRP Committee"). All directors, officers and employees of the Company, the Bank, and any of the Bank's subsidiaries are eligible for participation in the MRP. The MRP Committee, in its sole discretion, determines who will participate in the MRP.

     At this time, approximately 30 directors, officers and employees are eligible to participate in the MRP. On January 26, 1999, the MRP Committee awarded a total of 24,281 restricted and unrestricted shares of Common Stock to eligible participants under the MRP. On January 26, 2000, 400 additional restricted and unrestricted shares of the Common Stock were awarded to Don E. Mills, Jr. As of December 31, 1999 and the Record Date, 2,698 shares and 2,298 shares, respectively, remained unallocated under the MRP. No cash consideration was paid for the shares awarded, which had a market value of $63.50 per share of the Common Stock at the time of the award. Twenty-five percent (25%) of the shares which were vested immediately upon grant (January 26, 1999), with twenty-five (25%) vesting on each anniversary date thereafter, so that all shares currently awarded will have vested no later than January 26, 2002. Grants of the Common Stock under the MRP immediately vest upon the death, disability or termination of employment with the Bank or the Company for any reason following a change of control of the Company or the Bank, as defined in the MRP. The awards under the MRP are not forfeitable upon vesting.

     Shares of order under the MRP were issued from authorized but unissued shares of the Common Stock. Shares issued under the MRP are issued at no cost to the recipients. Recipients are entitled to vote MRP shares and receive all dividends and cash distributions with respect thereto.

     Other Benefits. The Bank provides its employees with group medical, dental, life and disability insurance benefits, and its retirees with partial payment of medical insurance dependent coverage. Employees are provided with vacation and sick leave. The Bank maintains a 401(k) retirement plan pursuant to which the Bank may make discretionary matches equal to fifty percent of an employees contribution up to six percent of such employee's salary, as well as a non-qualified excess benefit plan which allows executive employees to contribute the maximum amount that would otherwise be allowed under the 401(k) plan but for certain limits imposed under the Internal Revenue Code. Mr. G. Brawley and Mr.
D. Brawley, two of three on-staff appraisers, also receive $50.00 per real estate loan appraisal performed for the Bank, under guidelines adopted by the Bank's Board of Directors. Those guidelines require outside appraisers for all loans in excess of $250,000.

     Employment Agreements. The Bank has entered into employment agreements with George W. Brawley, Jr., President and Chief Executive Officer, Dale W. Brawley, Executive Vice President and Treasurer, and Billy R. Williams, Secretary and Controller, in order to establish their duties and compensation and to provide for their continued employment with the Bank. The current annual base salaries for Mr. G. Brawley, Mr. D. Brawley and Mr. Williams under the agreements are $177,060, $106,848 and $74,200, respectively. The agreements provide for an initial term of employment of three years. Commencing on the first anniversary date and continuing on each anniversary date thereafter, following a performance evaluation of the employee, each agreement may be extended for an additional year so that the remaining term shall be three years, unless written notice of non-renewal is given by the Board of Directors. The agreements also provide that the base salary shall be reviewed by the Board of Directors not less often than annually. In the event of a change in control (as defined below), the agreements will automatically be extended so that they will have a three-year term after the change in control. In addition, the employment agreements provide for possible profitability and discretionary bonuses and participation in all other pension, profit-sharing or retirement plans maintained by the Bank or the Company for employees of the Bank, as well as fringe benefits normally associated with the employee's office. It is contemplated that each employee will receive holiday bonuses computed on the same basis as those paid to other employees. See "Bonus Compensation." The employment agreements provide that they may be terminated by the Bank for cause, as defined in the agreements, and that they may otherwise be terminated by the Bank (subject to vested rights) or by the employee. In the event of a change of control (as defined below), each employee's salary shall be adjusted to include an amount equal to the average of the two previous years' annual discretionary bonuses and such adjusted base salary shall be increased by a minimum of 6% annually.

     The employment agreements provide that the nature of the employees' compensation, duties or benefits cannot be diminished following a change in control of the Bank or the Company. For purposes of the employment agreements, a change in control generally will occur if (i) after the effective date of the employment agreements, any "person" (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) directly or indirectly, acquires beneficial ownership of voting stock, or acquires irrevocable proxies or any combination of voting stock and irrevocable proxies, representing 25% or more of any class of voting securities of either the Company or the Bank, or acquires in any manner control of the election of a majority of the directors of either the Company or the Bank, (ii) either the Company or the Bank consolidates or merges with or into another corporation, association or entity, or is otherwise reorganized, where neither the Company nor the Bank is the surviving corporation in such transaction, or (iii) all or substantially all of the assets of either the Company or the Bank are sold or otherwise transferred to, or are acquired by, any other entity or group.

Severance Plan

     In connection with the conversion of the Bank from a North Carolina chartered mutual savings bank to a North Carolina chartered stock savings bank which was consummated on December 30, 1997, the Bank's board of directors adopted a Severance Plan for the benefit of its employees. The Severance Plan provides that in the event there is a "change in control" (as defined in the Severance Plan) of the Bank or the Company and (i) the Bank or any successor of the Bank terminates the employment of any full time employee of the Bank in connection with, or within 24 months after the change in control, other than for "cause" (as defined in the Severance Plan), or (ii) an employee terminates his or her employment with the Bank or any successor following a decrease in the level of such employee's annual base salary rate or a transfer of such employee to a location more than 40 miles distant from the employee's primary work station within 24 months after a change in control, the employee shall be entitled to a severance benefit equal to the greater of (a) an amount equal to two weeks' salary at the employee's existing salary rate multiplied times the employee's number of complete years of service as a the Bank employee or (b) the amount of one month's salary at the employee's salary rate at the time of termination, subject to a maximum payment equal to one half of the employee's annual salary. Officers of the Bank who, at the time of a "change in control," are parties to employment agreements having a remaining term of more than two years are not covered by the Severance Plan.

Employee Stock Ownership Plan

     In connection with the Conversion, the Bank established the Employee Stock Option Plan ("ESOP") for eligible employees of the Bank. Employees with one year of service with the Bank who have attained age 21 are eligible to participate. As part of the Conversion, the ESOP borrowed funds from the Company and used the funds to purchase shares of Common Stock, and additional shares of the Common Stock have been bought since the Conversion. As of December 31, 1999, the ESOP has purchased 75,198 shares of the Common Stock. Collateral for the Company's loan to the ESOP is the Common Stock purchased by the ESOP. The loan and interest calculated at the rate of 8% will be repaid principally from the Bank's contributions to the ESOP over a period of fifteen
(15) years or less. Regular dividends paid on shares held by the ESOP may also be used to reduce the loan. The loan has not been guaranteed by the Bank. Shares purchased by the ESOP and pledged as security for the loan is held in a suspense account for allocation among participants as the loan is repaid.

     Contributions to the ESOP and shares released from the suspense account in an amount proportional to the repayment of the ESOP loan are allocated among ESOP participants on the basis of relative compensation in the year of allocation. Benefits vest in full upon five years of service with credit given for years of service prior to the Conversion. Benefits are payable upon death or disability. The Bank's contributions to the ESOP are not fixed, so benefits payable and corresponding expenses under the ESOP cannot be estimated.

     The Bank's board of directors may instruct the trustees regarding investment of funds contributed to the ESOP. Participating employees may instruct the trustees as to the voting of all shares allocated to their respective accounts and held in the ESOP. The unallocated shares held in the suspense account, and all allocated shares for which voting instructions are not received, are voted by the trustees in their discretion subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Compensation Committee Interlocks and Insider Participation

     The Board of Directors of the Company does not have a Compensation Committee. The Bank's full board of directors determines the compensation for the executive officers. Mr. G. Brawley participates in the deliberations of the Bank's board of directors regarding compensation of executive officers other than himself. He does not participate in the discussion or the decisions regarding his own compensation.

Report of Bank's Board of Directors on Executive Compensation

     It is the responsibility of the Bank's board of directors to review and evaluate the performance of the Bank's executive officers. The salaries of each of the executive officers is determined based upon the executive officer's contributions to the Bank's overall profitability, maintenance of regulatory compliance standards, professional leadership, and management effectiveness in meeting the needs of day-to-day operations. The salaries are recommended to the Bank's board of directors by the Bank's Executive Committee and approved by the entire board of directors. The Bank's board of directors also compares the compensation of the executive officers with compensation paid to executive officers of comparable financial institutions in North Carolina and executives in other businesses in the Bank's market area.

Performance Graph

     The Company is required to provide its stockholders with a line graph comparing the Company's cumulative total shareholder return with a performance indicator of the overall stock market and either a published industry index or a Company-determined peer comparison. The purpose of the chart is to help stockholders determine the reasonableness of the Executive Committee's decisions with respect to the setting of various levels of executive officer compensation. Shareholder return (measured through increases in stock price and payment of dividends) is often a benchmark used in assessing corporate performance and the reasonableness of compensation paid executive officers.

     However, the stockholders should recognize that corporations often use a number of other performance benchmarks (in addition to shareholder return) to set various levels of executive officer compensation. Stockholders may consider other relevant performance indicators in assessing shareholder return, such as growth in earnings per share, book value per share, and cash dividends per share, along with other performance measures such as return on equity and return on assets.

     The following graph compares the Company's cumulative shareholder return on the Common Stock with the Nasdaq Total Return Index and with a savings institution peer group of similar companies with assets of less than $250 million.

                          Coddle Creek Financial Corp.

                             [GRAPH APPEARS HERE]

                                              Period Ending
                              ----------------------------------------------
Index                         12/31/97  6/30/98  12/31/98  6/30/99  12/31/99
----------------------------  ----------------------------------------------
Coddle Creek Financial Corp.    100.00    97.05     81.73    79.46     58.02
NASDAQ - Total US/1/            100.00   120.25    140.91   172.46    254.57
SNL * $250M Thrift Index        100.00   100.20     81.27    79.67     76.32

Notes:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D.   The index level for all series was set to $100 on 12/31/97.

* Less Than

SNL Securities LC                            (804) 977-1600
(C)2000

/1/Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 1999. Used with permission. All rights reserved. crsp.com

Certain Indebtedness and Transactions of Management

     The Bank makes loans to its executive officers and directors in the ordinary course of its business. These loans are currently made on the same terms, including interest rates and collateral, as those then prevailing for comparable transactions with nonaffiliated persons, and do not involve more than the normal risk of collectibility or present any other unfavorable features. Applicable regulations prohibit the Bank from making loans to its executive officers and directors on terms more favorable than could be obtained by non-executive employees of the Bank. The Bank's policy concerning loans to executive officers and directors currently complies with such regulations.


                                   PROPOSAL 2
                RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

     McGladrey & Pullen LLP, the Company's and the Bank's independent auditor for the year ended December 31, 2000 has been selected as the Company's and the Bank's independent auditor for the 2000 fiscal year. Such selection is being submitted to the Company's stockholders for ratification. A representative of McGladrey & Pullen, LLP is expected to attend the Annual Meeting and will be afforded an opportunity to make a statement, if he/she so desires, and to respond to appropriate questions from stockholders.

The Board of Directors recommends that the stockholders vote FOR this proposal.
                                                             ---

                PROPOSALS FOR 2001 ANNUAL STOCKHOLDERS' MEETING

     It is presently anticipated that the 2001 Annual Meeting of Stockholders will be held in April of 2001. In order for shareholder proposals to be included in the proxy materials for that meeting, such proposals must be received by the Secretary of the Company at the Company's executive office not later than December 11, 2000, and meet all other applicable requirements for inclusion in the proxy statement.

     The Company's bylaws provide that, in order to be eligible for consideration at the annual meeting of stockholders, all nominations of directors, other than those made by the Company's Board of Directors, must be made in writing and must be delivered to the Secretary of the Company not less than 30 days nor more than 50 days prior to the meeting at which such nominations will be made; provided, however, if less than 21 days notice of the meeting is given to stockholders, such nominations must be delivered to the Secretary of the Company not later than the close of business on the seventh day following the day on which the notice of meeting was mailed.

     In the alternative, a shareholder may commence his own proxy solicitation and present a proposal from the floor at the 2001 Annual Meeting of Shareholders of the Company. In order to do so, the shareholder must notify the Secretary of the Company in writing, at the Company's principal executive office no later than February 24, 2001 of his proposal. If the shareholder wants to stop the Company from voting proxies (under the discretionary authority granted by the form of proxy to be solicited by the Company for use at the 2001 Annual Meeting) on his proposal, the notice must also state the shareholder's intent to solicit the required number of votes for passage of his proposal and the shareholder must provide evidence to the Company that the solicitation has occurred.

                                 OTHER MATTERS

     Management knows of no other matters to be presented for consideration at the Annual Meeting or any adjournments thereof. If any other matters shall properly come before the Annual Meeting, it is intended that the proxy holders named in the enclosed form of proxy will vote the shares represented thereby in accordance with their judgment, pursuant to the discretionary authority granted therein.

                                 MISCELLANEOUS

     The Annual Report of the Company for the year ended December 31, 1999, which includes financial statements audited and reported upon by the Company's independent auditor, is being mailed along with this Proxy Statement; however, it is not intended that the Annual Report be a part of this Proxy Statement or a solicitation of proxies.

     THE FORM 10-K FILED BY THE COMPANY WITH THE SEC, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, WILL BE PROVIDED FREE OF CHARGE TO ANY OF THE COMPANY'S STOCKHOLDERS UPON WRITTEN REQUEST DIRECTED TO: CODDLE CREEK FINANCIAL CORP., P.O. BOX 1117, MOORESVILLE, NORTH CAROLINA 28115, ATTENTION: BILLY R. WILLIAMS.

                                    By Order of the Board of Directors,

                                    /s/ Billy R. Williams
                                    Billy R. Williams
                                    Secretary

Mooresville, North Carolina
March 20, 2000

                                REVOCABLE PROXY
                         CODDLE CREEK FINANCIAL CORP.

[X]  MARK FOR VOTES
     AS IN THIS EXAMPLE

                        Annual Meeting of Stockholders
                         April 20, 2000 -- 11:00 a.m.
                (Solicited on behalf of the Board of Directors)

   The undersigned holder of Common Stock of Coddle Creek Financial Corp. (the "Company"), revoking all proxies heretofore given, hereby constitutes and appoints the official proxy committee of the Company, comprises of all of the members of the Board of Directors of the Company, each with full power of substitution, for the undersigned and in the name, place and signed of the undersigned to vote all of the undersigned's shares of said stock, according to the number of votes and with all the powers the undersigned would possess if personally present, at the 2000 Annual Meeting of Shareholders of Coddle Creek Financial Corp., to be held at the main office of the Company at 347 North Main Street, Mooresville, North Carolina, on April 20, 2000 at 11:00 A.M. Eastern Daylight Time, and at any adjournments or postponements thereof.

Please be sure to sign and date            -------------------------------------
this Proxy in the box below.               Date
--------------------------------------------------------------------------------



--Stockholder sign above-----Co-holder (if any) sign above----------------------

                                                     With-    For All
                                            For      hold     Except
1. The approval of the election of the      [_]      [_]        [_]
   following names directors:

George W. Brawley Jr., Dale W. Brawley, Claude U. Volia, Jr., Jack G. Lawler, Donald R. Belk, and Dan E. Mills Jr., who will serve as directors until the 2001 Annual Meeting of Stockholders or until their successors are duly elected and qualified

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

--------------------------------------------------------------------------------
                                              For   Against   Abstain
2. The ratification and approval of the       [_]     [_]       [_]
   appointment of McGladrey & Pullen LLP,
   as the Company and Bank's Independent
   author for the fiscal year ended
   December 31, 2000.

3. The Proxies are authorized to vote in their discretion upon such other members as may properly come before the meeting.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

   The shares represented by this Proxy will be voted in the manner directed. In the absence of any direction, the shares will be voted FOR each nominee listed above, FOR the ratification and approval of the appointment of McGladrey & Pullen LLP as the Company's independent auditors for the fiscal year ending December 31, 2000, and in accordance with their discretion on such other matters as may properly come before the Meeting. If instructions are given with respect to one but not all proposals, such instructions as are given will be followed and the proxy will be voted as indicated above on the proposal(s) for which no instructions are given.

   Signature(s) should conform to names as registered. For jointly owned shares, each owner should sign. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give full title.

--------------------------------------------------------------------------------
   Detach above card, sign, date and mail in postage paid envelope provided.

                         CODDLE CREEK FINANCIAL CORP.
--------------------------------------------------------------------------------
   The above signed hereby acknowledges receipt of the Notice of Meeting and Proxy Statement each dated March 20, 2000, relating to the Meeting and hereby revokes any proxy or proxies heretofore given.

   Each property executed Proxy will be voted in accordance with the specification made above and in the discretion of the Proxies on any other matter that may come before the meeting. Where no choice is specified, this Proxy will be voted (i) FOR all listed nominees to serve as directors and (ii) FOR the ratification and approval of the appointment of McGladrey & Pullen LLP as the Company's Independent auditors for the fiscal year ending December 31, 2000 and in accordance with their discretion on such other matters as may properly come before the Meeting.

                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY
--------------------------------------------------------------------------------